                                                                      EXHIBIT 12

                           COLORADO PRIME CORPORATION

                    CALCULATION OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                                                  TWENTY-SIX WEEKS
                                                         FISCAL YEAR                                 ENDED MARCH
                                 ------------------------------------------------------------   ---------------------
                                    1992         1993        1994        1995         1996        1996        1997
                                 ----------   ----------   ---------   ---------   ----------   ---------   ---------
                                                                                                     (UNAUDITED)
Income (loss) before income
  taxes........................         (14)      (9,191)      2,731       5,648          772       1,290       5,140
Fixed charges..................      12,576       10,646       7,613       8,923       10,143       4,982       5,179
                                     ------       ------      ------      ------       ------      ------      ------
Earnings(1)....................      12,562        1,455      10,344      14,571       10,915       6,272      10,319
                                     ======       ======      ======      ======       ======      ======      ======
Fixed charges:
  Interest.....................      11,706        9,745       6,783       8,017        9,130       4,486       4,668
  Rent.........................         870          901         830         906        1,013         496         511
                                     ------       ------      ------      ------       ------      ------      ------
Fixed charges(2)...............      12,576       10,646       7,613       8,923       10,143       4,982       5,179
                                     ======       ======      ======      ======       ======      ======      ======
Ratio of earnings to fixed
  charges(1)(2)................        1.0x            0        1.4x        1.6x         1.1x        1.3x        2.0x
                                     ======       ======      ======      ======       ======      ======      ======